Exhibit 2.2


             Articles of Amendment to the Articles of Incorporation
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             SMART TECHNOLOGY, INC.

     Pursuant to the provision of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended , added or deleted)

     ARTICLE IV. THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE
     -----------------------------------------------------------------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 50,000,000 shares of Common Stock having $.0001 par value per share and 10,000,000 shares of preferred stock having $.0001 par value per share.

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                  n/a

THIRD:   The date of each amendment's adoption:      December 12, 2001.

FOURTH:  Adoption of Amendment(s) check one:

________ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

The following statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by
  ----------------------------------------------------------."
                     (Voting Group)

________ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

___X____  The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.

Signed this 12th day of December, 2001.

BY:      /s/ Donald F. Mintmire
         -----------------------------------------------
         (By the Chairman or Vice Chairman of the
         Board of Directors, President, or other officer
         if adopted by the shareholders)
                           OR
         (By a director if adopted by the directors)
                           OR
         (By an incorporator if adopted by the incorporators)


Donald F. Mintmire
--------------------
Typed or printed Name


Incorporator
Title